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                                                                    EXHIBIT: 3.1

                                                                  EXECUTION COPY


                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               MOTH HOLDINGS, INC.

                    (ORIGINALLY INCORPORATED MARCH 21, 2003)

                  MOTH HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware and originally incorporated as New MOTH Holdings, Inc., DOES HEREBY CERTIFY THAT:

                  This Restated Certificate of Incorporation (hereinafter, this "Restated Certificate of Incorporation"), having been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and by the written consent of stockholders in accordance with Section 228 of the DGCL, restates and integrates and further amends the provisions of the certificate of incorporation of MOTH Holdings, Inc. to read as follows:

                                   ARTICLE I

                  The name of the corporation (hereinafter called the "Corporation") is TIME WARNER CABLE INC.

                                   ARTICLE II

                  The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

                  Section 1. Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2000 shares, consisting of (1) 1000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), (2) 925 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and (3) 75 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock").

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                  Section 2.        Certain Defined Terms. For purposes of this
Restated Certificate of Incorporation:

                  "Affiliate" shall mean, with respect to any specified Person, any other Person who or which, directly or indirectly controls, is controlled by or is under common control with such specified Person.

                  "AOLTW" shall mean AOL Time Warner Inc. and all Affiliates thereof (other than the Corporation or its Subsidiaries).

                  "Initial Offering Date" shall mean the date upon which shares of the Common Stock shall have been sold in an initial public offering (whether a primary or secondary offering) of the Corporation pursuant to an effective registration statement filed by the Corporation.

                  "Subsidiary" means, with respect to any Person, any other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time directly or indirectly owned by such Person.

                  "Voting Stock" shall mean, for all purposes under this Restated Certificate of Incorporation, the Class A Common Stock and the Class B Common Stock and any other securities of the Corporation entitled to vote on all matters on which both the Class A Common Stock and the Class B Common Stock are generally entitled to vote.

                  "Whole Board" shall mean the total number of authorized directors, including any vacancies or unfilled newly-created directorships, excluding any Preferred Stock Directors (as hereinafter defined).

                  Section 3. Preferred Stock. The Board of Directors of the Corporation (the "Board of Directors") is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                  Section 4. Priority of Preferred Stock. Each of the Class A Common Stock and Class B Common Stock is subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as shall be stated and expressed herein or as shall be stated and expressed in any Certificates of Designations filed with respect to any series of Preferred Stock pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of Section 3 of this Article IV.

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                  Section 5.        Class A Common Stock and Class B Common
Stock.

                         (a)        Voting Rights.

                                    (i)      Except as otherwise required by the
DGCL or as provided by or pursuant to the provisions of this Restated Certificate of Incorporation (including, without limitation, any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section 3 of this
Article IV):

                                             (1)      each holder of Class A
         Common Stock, as such, shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder with respect to the election of Class A Directors (as hereinafter defined) as provided in Article V of this Restated Certificate of Incorporation and on all other matters on which holders of Class A Common Stock are entitled to vote; and

                                             (2)      each holder of Class B
         Common Stock, as such, shall be entitled to ten (10) votes for each share of Class B Common Stock held of record by such holder with respect to the election of Class B Directors (as hereinafter defined) as provided in Article V of this Restated Certificate of Incorporation and on all other matters on which holders of Class B Common Stock are entitled to vote.

                                    (ii)     The holders of Class A Common Stock
and Class B Common Stock shall vote together as a single class on all matters on which stockholders are generally entitled to vote, except as otherwise required by the DGCL or as provided by or pursuant to this Restated Certificate of Incorporation (including, without limitation, as provided in Article V of this Restated Certificate of Incorporation).

                        (b) Dividends. Subject to the DGCL and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Class A Common Stock and the Class B Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine; provided that the Board of Directors shall declare no dividend, and no dividend shall be paid, with respect to any outstanding share of Class A Common Stock or Class B Common Stock, whether paid in cash or property (including, without limitation, shares of Class A Common Stock paid on or with respect to shares of Class A Common Stock or shares of Class B Common Stock paid on or with respect to shares of Class B Common Stock (collectively, "Stock Dividends")), unless, simultaneously, the same dividend (which, in the case of Stock Dividends, shall be stock of the class on or with respect to which the dividend is paid) is paid with respect to each share of Class A Common Stock and Class B Common Stock. Stock Dividends with respect to Class A Common Stock may only be paid with shares of Class A Common Stock. Stock Dividends with respect to Class B Common Stock may only be paid with shares of Class B Common Stock.

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                        (c)         Liquidation Rights. Upon the dissolution,
liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of the Class A Common Stock and Class B Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, as a single class.

                  Section 6. Reclassifications. Neither the Class A Common Stock nor the Class B Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of Common Stock is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

                  Section 7. Mergers, Consolidations, etc. In addition to any other vote required by law, the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, shall be required to approve (i) any merger, consolidation or business combination of the Corporation with or into another corporation, whether or not the Corporation is the surviving corporation; provided that any such transaction in which the holders of shares of Class A Common Stock do not receive per share consideration identical (other than with respect to voting rights) to that received by the holders of Class B Common Stock or that would otherwise adversely affect the specific rights and privileges of holders of the Class A Common Stock relative to the effect on the specific rights and privileges of the holders of Class B Common Stock shall also require the approval of the holders of a majority of the voting power of the then outstanding shares of Class A Common Stock held by persons other than AOLTW or (ii) any sale of all or substantially all of the assets of the Corporation, in each case only if such action is otherwise required to be approved by the stockholders of the Corporation under the DGCL or any other applicable law or stock exchange rule or regulation. Prior to the Initial Offering Date, no merger, consolidation or business combination of the Corporation with or into another corporation shall be made unless the surviving corporation, whether or not the Corporation is the surviving corporation, shall have a certificate of incorporation and bylaws containing provisions that are substantially identical to the provisions in this Restated Certificate of Incorporation or the By-Laws, respectively, the amendment of which, in addition to any other approval, also specifically requires the approval of any holders of Class A Common Stock pursuant to Article VI or Article IX of this Restated Certificate of Incorporation.

                  Section 8. Other. Except as otherwise set forth in this Restated Certificate of Incorporation, the Class A Common Stock and the Class B Common Stock shall be identical in all respects.

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                                   ARTICLE V

                  Section 1.        Certain Defined Terms.

                         (a)        For purposes of this Article V:

                  "By-laws" shall mean the by-laws of the Corporation, as amended from time to time.

                  "Class A Directors" shall mean those persons elected as Class A Directors to the Board of Directors pursuant to this Article V. The number of authorized Class A Directors shall at no time constitute (i) less than one-sixth (1/6) of the Whole Board or one (1), whichever is greater, or (ii) greater than one-fifth (1/5) of the Whole Board.

                  "Class B Directors" shall mean those persons elected as Class B Directors pursuant to this Article V. The number of authorized Class B Directors shall at no time constitute less than four-fifths (4/5) of the Whole Board.

                  "Closing Date" shall mean the date upon which the transactions contemplated by the Restructuring Agreement are consummated.

                  "Independent Director" means a director who is "Independent," as that term is defined in Section 303.01 or successor provision of the Listed Company Manual of the New York Stock Exchange, as such rules may be amended from time to time.

                  "Preferred Stock Directors" shall mean directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof.

                  "Restructuring Agreement" shall mean the Restructuring Agreement, dated as of August 20, 2002, as amended, among AOL Time Warner Inc., the Corporation and the other parties thereto.

                  Section 2. General Powers of Directors. Except as otherwise expressly provided in this Restated Certificate of Incorporation, the property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by the DGCL or this Restated Certificate of Incorporation, all of the powers of the Corporation shall be vested in such Board of Directors.

                  Section 3. Number of Directors. Except as otherwise fixed by or pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon dissolution, liquidation or winding up, the number of the directors of the Corporation shall be as fixed from time to time pursuant to the By-laws of the Corporation.

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                  Section 4.        Election of Directors.

                         (a)        Class A Directors. The Class A Directors
shall be elected by a plurality of the votes of the shares of Class A Common Stock present in person or represented by proxy at each annual meeting of stockholders and entitled to vote on the election of Class A Directors. Each Class A Director so elected shall hold office for a term expiring at the next annual meeting of stockholders of the Corporation and until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation, disqualification or removal.

                        (b) Class B Directors. The Class B Directors shall be elected by a plurality of the votes of the shares of Class B Common Stock, present in person or represented by proxy at each annual meeting of stockholders and entitled to vote on the election of Class B Directors. Each Class B Director so elected shall hold office for a term expiring at the next annual meeting of stockholders of the Corporation and until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation, disqualification or removal.

                        (c) Removal of Directors; Qualification. Any Class A Director or Class B Director may be removed from office without cause by the affirmative vote of the holders of at least a majority of the votes represented by the shares then outstanding and entitled to vote in the election of such Class A Directors or Class B Directors, as the case may be. In addition, any Class A Director or Class B Director may be removed for cause as provided in the DGCL. Prior to the Initial Offering Date, notice shall be sent to any Independent Director whose removal is being proposed at least 5 days' prior to such removal.

                        (d) Vacancies. Any and all vacancies and newly created directorships in respect of Class A Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled by a majority of Class A Directors then serving on the Board of Directors or, if no Class A Director is then serving on the Board of Directors, by a majority of all directors then serving on the Board of Directors. Any and all vacancies and newly created directorships in respect of Class B Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled by a majority of Class B Directors then serving on the Board of Directors or, if no Class B Director is then serving on the Board of Directors, by a majority of all directors then serving on the Board of Directors. Any director elected in accordance with this Section 4(d) of this Article V shall hold office until the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation, disqualification or removal. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.

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                  Section 5.        Notice. Advance notice of nominations for
the election of directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

                  Section 6. Independence of Board of Directors. Prior to the Initial Offering Date, there shall at all times be at least two Independent Directors on the Board of Directors. Following the Initial Offering Date, the requirements of the New York Stock Exchange governing board composition will be met; provided that, in any event, at least 50% of the Board of Directors of the Corporation will consist of Independent Directors for at least three years following the Initial Offering Date.

                                   ARTICLE VI

                  Subject to the proviso to the second sentence of this Article VI, in furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation. In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors duly adopted pursuant to Article IV of this Restated Certificate of Incorporation with respect to any Preferred Stock (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws of the Corporation; provided that, in addition to any vote required under this Restated Certificate of Incorporation,
Article VI of the By-laws (Transactions With Affiliates) may not be repealed, altered or amended, and no provision of the Restated Certificate of Incorporation or the By-laws inconsistent therewith may be adopted, except (A) through and until the fifth anniversary of the Initial Offering Date, by the stockholders of the Corporation (as provided above) and the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Class A Common Stock held by persons other than AOLTW and (B) after the fifth anniversary of the Initial Offering Date, by (i) the Board of Directors (as provided above) and the approval of a majority of the total number of the Independent Directors then serving on the Board of Directors or (ii) the stockholders of the Corporation (as provided above) and the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Class A Common Stock held by persons other than AOLTW.

                                  ARTICLE VII

                  The Corporation hereby expressly states that it shall not be bound or governed by, or otherwise subject to, Section 203 of the DGCL.

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                                  ARTICLE VIII

                  Section 1.        Defined Terms. For purposes of this Article
VIII:

                  "Corporate Opportunity" shall mean an investment or business opportunity or prospective economic advantage in which the Corporation could, but for the provisions of this Article VIII, have an interest or expectancy.

                  Section 2. Competing Activities. Except as otherwise expressly provided in an agreement between or among the Corporation and any stockholder or stockholders or in a general policy of the Corporation applicable to the employees of the Corporation, (i) the stockholders of the Corporation (including, without limitation AOLTW and its officers, employees, directors, agents, stockholders, members, partners and Affiliates) may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Corporation's business; (ii) neither the Corporation nor any other stockholder of the Corporation shall have any right in or to such business activities or ventures or to receive or share in any income or proceeds derived therefrom; and
(iii) the Corporation shall have no interest or expectancy, and hereby specifically renounces any interest or expectancy, in any such business activities or ventures.

                  Section 3.        Corporate Opportunities.

                        (a) If AOLTW (or any of its officers, employees, directors, agents, stockholders, members or partners) acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity, subject to Section 3(b) below, the Corporation shall have no interest in such Corporate Opportunity and no expectancy that such Corporate Opportunity be offered to the Corporation, any such interest or expectancy being hereby renounced, so that, as a result of such renunciation, and for the avoidance of doubt, such Person (i) shall have no duty to communicate or present such Corporate Opportunity to the Corporation, (ii) shall have the right to hold any such Corporate Opportunity for its (and/or its officers', directors', agents', stockholders', members' or partners') own account or to recommend, sell, assign or transfer such Corporate Opportunity to Persons other than the Corporation, and (iii) shall not breach any fiduciary duty to the Corporation, in such Person's capacity as a stockholder of the Corporation, by reason of the fact that such Person pursues or acquires such Corporate Opportunity for itself, directs, sells, assigns or transfers such Corporate Opportunity to another Person, or does not communicate information regarding such Corporate Opportunity to the Corporation.

                        (b) Notwithstanding the provisions of Section 3(a) of this Article VIII, the Corporation does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to any Person who is an officer or employee of the Corporation, even if such Person is a stockholder of AOLTW, if such opportunity is expressly offered to such person in his or her capacity as an officer or employee of the Corporation.

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                        (c)         For purposes of this Article VIII only, (i)
a director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed to be the position of an officer of the corporation under the By-laws of the Corporation), unless such person is a full-time employee of the Corporation; and (ii) the term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

                  Section 4. Notice to Holders. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Restated Certificate of Incorporation, including, without limitation, this Article VIII.

                                   ARTICLE IX

                  In addition to any requirements of law and any other provisions of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Restated Certificate of Incorporation with respect to any Preferred Stock (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), both the approval of the Board of Directors and the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Restated Certificate of Incorporation; provided that, in addition to any vote required by law or under this Restated Certificate of Incorporation, both the affirmative vote of a majority of the voting power of the then outstanding shares of Class A Common Stock held by persons other than AOLTW and the approval of a majority of the total number of Independent Directors then serving on the Board of Directors shall be required to amend, alter or repeal, or adopt any provision inconsistent with, (a) this Restated Certificate of Incorporation, if such action would have a material adverse effect on the rights of the holders of the Class A Common Stock in a manner different from the effect on the rights of the holders of the Class B Common Stock or (b) Section 7 of Article IV (Mergers, Consolidations etc.), Section 6 of Article V (Independence of Board of Directors), Article VI or this Article IX, in each case, of this Restated Certificate of Incorporation. Subject to the foregoing provisions of this Article IX, the Corporation reserves the right to amend, alter or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

                                   ARTICLE X

                  To the fullest extent that the General Corporation Law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to

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the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE XI

                  At the time this Restated Certificate of Incorporation becomes effective, each of the shares of common stock, par value $0.01 per share, of the Corporation outstanding immediately prior thereto shall, without any action on the part of the holders thereof, be reclassified into and become 17.9 shares of Class A Common Stock and 7.5 shares of Class B Common Stock.

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